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                              EXHIBIT (4)(f)
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                                                          Exhibit (4)(f)
                          CMS ENERGY CORPORATION

                      Performance Incentive Stock and
                       Executive Stock Option Plans
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                  EXERCISE OF NON QUALIFIED STOCK OPTION
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        Please be advised that, as required by the provisions of the CMS
Energy Corporation Performance Incentive Stock and/or Executive Stock Option Plan ("the Plans") and the terms of the Stock Option Agreement delivered to ___________________________________ by the Corporation, dated
_____________, I hereby exercise the Nonqualified Option to purchase
__________ shares of the Class G Common Stock of the Corporation.

        I elect to pay the full purchase price of each share of Common Stock subject to this exercise by:

        1.      [ ]      Attaching a certified or cashier's check made
                         payable to: CMS Energy:

        2.      [ ]      Transferring Common Stock of the Corporation; or

        3.      [ ]      Compliance with the "cashless exercise"
                         procedures established by the Corporation.

        I also elect and agree to pay any applicable federal, state, or local withholding taxes by:
                [ ]      Personal check promptly upon notice of the amount
                         due; or

                [ ] Retention of shares otherwise issuable pursuant to this exercise (not available under "cashless exercise" option).

                [ ] Payment from the proceeds of the "cashless exercise."

        Stock certificates issued pursuant to this exercise shall be registered in the following name and address:
                                                  ________________________
                                                  ________________________
                                                  ________________________



                                                  ________________________
                                                  Signed


                                                  ________________________
                                                  Date





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